EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders
  of RedRoller, Inc.

We have audited the accompanying consolidated balance sheet of RedRoller, Inc. and Subsidiary (the “Company”) as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2006.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RedRoller, Inc. and Subsidiary as of December 31, 2006, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2006 in conformity with United States generally accepted accounting principles.

/s/ Marcum & Kliegman LLP

New York, New York
October 26, 2007, except for the sub-heading “Completion of Merger
And Private Placement” of footnote 17 as to which the date is
November 13, 2007

REDROLLER, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$95,496	$289,483
Restricted cash	750,000	–
Accounts receivable	91,743	128,987
Prepaid expenses and other current assets	68,137	124,986

Total current assets	1,005,376	543,456

Goodwill	1,769,611	1,769,611
Property and equipment, net	361,601	460,040
Web site development costs, net	344,604	421,182
Deferred financing costs, net	157,116	–
Intangible asset, net	59,619	68,136
Other assets	56,305	56,305

TOTAL ASSETS	$3,754,232	$3,318,730

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Convertible notes payable	$347,544	$–
Accounts payable	671,285	651,009
Accrued expenses and other current liabilities	84,932	106,534
Deferred revenue	151,594	220,309
Derivative liability	152,456	–
Investor deposits	750,000	–

Total current liabilities	2,157,811	977,852

Note payable	191,326	–

TOTAL LIABILITIES	2,349,137	977,852

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, 10,000,000 shares authorized; 4,607,784 and 4,359,499 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively, in the following designated classes:
Series A convertible preferred stock, $.01 par value; 3,607,784 shares authorized; 3,607,784 shares issued and outstanding at June 30, 2007 and December 31, 2006 (Liquidation preference of $3,999,999)	36,078	36,078
Series B(1) convertible preferred stock, $.01 par value; 1,000,000 shares authorized; 1,000,000 and 751,715 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively (Liquidation preference of $2,200,000)	10,000	7,517
Common stock, $.01 par value; 50,000,000 shares authorized; 6,892,804 shares issued and outstanding at June 30, 2007 and December 31, 2006	68,928	68,928
Stock subscription receivable	–	(50,152)
Additional paid in capital	17,460,160	14,524,605
Accumulated deficit	(16,170,071)	(12,246,098)

TOTAL STOCKHOLDERS’ EQUITY	1,405,095	2,340,878

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,754,232	$3,318,730

The accompanying notes are an integral part of these consolidated financial statements.

REDROLLER, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)

Net sales	$627,292	$254,771	$778,489	$7,117

Cost of sales	371,524	75,191	428,865	279

GROSS PROFIT	255,768	179,580	349,624	6,838

OPERATING EXPENSES
Salaries and benefits	1,788,289	2,329,468	5,126,815	240,184
Research and development	−	1,379,111	1,379,111	87,770
Selling, general and administrative	1,097,777	1,021,037	2,811,165	3,017,233
TOTAL OPERATING EXPENSES	2,886,066	4,729,616	9,317,091	3,345,187

LOSS FROM OPERATIONS	(2,630,298)	(4,550,036)	(8,967,467)	(3,338,349)

OTHER INCOME (EXPENSE)
Interest (expense) income, net	(4,395)	9,846	17,953	(16,192)
Gain on extinguishment of debt	8,674	−	−	−
TOTAL OTHER INCOME (EXPENSE)	4,279	9,846	17,953	(16,192)

NET LOSS	(2,626,019)	(4,540,190)	(8,949,514)	(3,354,541)

Convertible preferred stock deemed dividends	(1,297,954)	−	−	−

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,923,973)	$(4,540,190)	$(8,949,514)	$(3,354,541)

The accompanying notes are an integral part of these consolidated financial statements.

REDROLLER, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Series A			Series B(1)
	Preferred Stock			Preferred Stock
	Shares	Amount		Shares	Amount
Balance – January 1, 2005	−	$	−	−	$	−

Recapitalization of net loss for the period of January 1, 2005 through February 22, 2005	−		−	−		−

Sale of common stock	−		−	−		−

Issuance of common stock for services provided	−		−	−		−

Issuance of common stock to seller of acquired business	−		−	−		−

Issuance of Series A convertible preferred stock in connection with conversion of notes	923,221		9,232	−		−

Compensation cost recognized in connection with stock options	−		−	−		−

Net loss	−		−	−		−

Balance – December 31, 2005	923,221		9,232	−		−

Issuance of common stock in settlement of accounts payable	−		−	−		−

Sale of Series A convertible preferred stock, net of offering costs	2,684,563		26,846	−		−

Sale of Series B(1) convertible preferred stock, net of offering costs	−		−	751,715		7,517

Compensation cost recognized in connection with stock options	−		−	−		−

Net loss	−		−	−		−

Balance – December 31, 2006	3,607,784		36,078	751,715		7,517

Sale of Series B(1) convertible preferred stock	−		−	248,285		2,483

Beneficial conversion feature related to Series A and B(1) convertible preferred stock deemed dividends	−		−	−		−

Compensation cost recognized in connection with stock options	−		−	−		−

Net loss	−		−	−		−

Balance – June 30, 2007 (unaudited)	3,607,784		$36,078	1,000,000		$10,000

The accompanying notes are an integral part of these consolidated financial statements.

REDROLLER, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

			Stock	Additional		Total
	Common Stock		Subscription	Paid in	Accumulated	Stockholders'
	Shares	Amount	Receivable	Capital	Deficit	Equity
Balance – January 1, 2005	4,995,334	$49,953	$ −	$(13,945)	$ −	$36,008

Recapitalization of net loss for the period of January 1, 2005 through February 22, 2005	−	−	−	(57,957)	57,957	−

Sale of common stock	100,000	1,000	−	114,000	−	115,000

Issuance of common stock for services provided	108,000	1,080	−	123,120	−	124,200

Issuance of common stock to seller of acquired business	1,664,074	16,641	−	1,897,044	−	1,913,685

Issuance of Series A convertible preferred stock in connection with conversion of notes	−	−	−	1,052,472	−	1,061,704

Compensation cost recognized in connection with stock options	−	−	−	2,264,985	−	2,264,985

Net loss	−	−	−	−	(3,354,541)	(3,354,541)

Balance – December 31, 2005	6,867,408	68,674	−	5,379,719	(3,296,584)	2,161,041

Issuance of common stock in settlement of accounts payable	25,396	254	−	55,618	−	55,872

Sale of Series A convertible preferred stock, net of offering costs	−	−	−	3,944,047	−	3,970,893

Sale of Series B(1) convertible preferred stock, net of offering costs	−	−	(50,152)	1,616,969	−	1,574,334

Compensation cost recognized in connection with stock options	−	−	−	3,528,252	−	3,528,252

Net loss	−	−	−	−	(8,949,514)	(8,949,514)

Balance – December 31, 2006	6,892,804	68,928	(50,152)	14,524,605	(12,246,098)	2,340,878

Sale of Series B(1) convertible preferred stock	−	−	50,152	543,744	−	596,379

Beneficial conversion feature related to Series A and B(1) convertible preferred stock deemed dividends	−	−	−	1,297,954	(1,297,954)	−

Compensation cost recognized in connection with stock options	−	−	−	1,093,857	−	1,093,857

Net loss	−	−	−	−	(2,626,019)	(2,626,019)

Balance – June 30, 2007 (unaudited)	6,892,804	$68,928	$ −	$17,460,160	$(16,170,071)	$1,405,095

The accompanying notes are an integral part of these consolidated financial statements

REDROLLER, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,626,019)	$(4,540,190)	$(8,949,514)	$(3,354,541)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	196,784	89,493	241,661	9,990
Stock-based compensation expense	1,093,857	1,856,783	3,528,252	2,264,985
Gain on extinguishment of debt	(8,674)	–	–	–
Common stock issued for consulting and compensation services	–	–	–	139,200
Non-cash interest	−	−	−	16,715
Changes in operating assets and liabilities:
Accounts receivable	37,244	50,640	29,524	24,412
Prepaid expenses and other current assets	56,849	(107,273)	56,563	(180,979)
Accounts payable	20,276	14,436	503,659	182,890
Accrued expenses and other current liabilities	(21,602)	115,489	43,886	18,845
Deferred revenue	(68,715)	33,155	146,964	−

NET CASH USED IN OPERATING ACTIVITIES	(1,320,000)	(2,487,467)	(4,399,005)	(878,483)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(13,250)	(511,019)	(562,010)	(73,178)
Capitalization of web site costs	−	−	(459,471)	−
Security deposits	−	(51,805)	(51,805)	−
Purchase of subsidiary, net of cash acquired	−	−	−	(18,567)

NET CASH USED IN INVESTING ACTIVITIES	(13,250)	(562,824)	(1,073,286)	(91,745)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of Series B(1) convertible preferred stock, net of offering costs	596,379	−	1,574,334	−
Proceeds from the sale of Series A convertible preferred stock, net of offering costs	−	3,505,893	3,505,893	−
Proceeds from issuances of convertible notes	500,000	−	−	1,044,989
Proceeds from issuances of notes	298,000	−	−	−
Proceeds from sale of common stock	−	−	−	100,000
Payment of note	(98,000)	−	−	−
Proceeds from investor deposits	750,000	−	−	465,000
Deferred financing costs	(157,116)	−	−	−

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,889,263	3,505,893	5,080,227	1,609,989

REDROLLER, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,				Year Ended December 31,
	2007		2006		2006		2005
	(unaudited)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		556,013		455,602		(392,064)		639,761

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD		289,483		681,547		681,547		41,786
CASH AND CASH EQUIVALENTS - END OF PERIOD		$845,496		$1,137,149		$289,483		$681,547

NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of Series A convertible preferred stock sold in 2005	$	−		$465,000		$465,000	$	−
Issuance of common stock in settlement of accounts payable	$	−	$	−		$55,872	$	−
Issuance of Series A convertible preferred stock in connection with conversion of debt	$	−	$	−	$	−		$1,061,704
Acquisition of business:
Current tangible assets (excluding cash of $13,248)								$183,493
Non current tangible assets								4,500
Current liabilities assumed								(110,522)
Intangible assets acquired								85,170
Goodwill recognized								1,769,611
Less: Stock based purchase consideration								(1,913,685)
Net cash paid for acquisition of business, net of cash received								$18,567

The accompanying notes are an integral part of these consolidated financial statements.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 1 – THE COMPANY

Organization and Nature of Business
RedRoller, Inc. (“RedRoller”) is an authorized reseller of carrier based shipping services that uses a proprietary internet-based, multi-carrier, integrated pricing comparison and shipping services system that is available at no charge to the end-user. Through RedRoller’s basic software platform, customers can compare pricing established by RedRoller from multiple shipping carriers and purchase shipping services, which are then performed directly by the selected carrier following RedRoller’s transmittal of a shipping order to the carrier.

Through its subsidiary, Taylor Systems Engineering Corporation (“TSE”), RedRoller also installs shipping systems software that integrates customers systems with shipping carriers’ software and also provides maintenance of such software (Note 4).

RedRoller was originally formed on August 30, 2004 as a limited liability company under the name nFront, LLC (“nFront”) in the State of Delaware. On February 23, 2005, nFront was converted to a corporation in the State of Delaware and concurrently changed its name to RedRoller, Inc. The conversion was accounted for as a recapitalization transaction. Accordingly, the accompanying consolidated financial statements present the historical financial position, results of operations and cash flows of RedRoller, adjusted to give retroactive effect to the recapitalization of nFront into RedRoller. The consolidated statements of stockholders’ equity reflect the recapitalization of the results of operations prior to the reformation for the period from January 1, 2005 through February 22, 2005.

On December 31, 2005, RedRoller acquired the net assets and business of TSE as more fully described in Note 4.

The consolidated financial statements are those of RedRoller and its wholly-owned subsidiary, TSE.  Collectively, they are referred to as the “Company.”

NOTE 2 – LIQUIDITY AND FINANCIAL CONDITION

The Company incurred a net loss of $2,626,019 for the six months ended June 30, 2007, which includes $1,093,857 of non-cash charges relating to stock-based compensation expense. The Company incurred a net loss of $8,949,514 for the year ended December 31, 2006, which includes $3,528,252 of non-cash charges relating to stock-based compensation expense.  At June 30, 2007, the Company’s accumulated deficit amounted to $16,170,071. The Company had cash and cash equivalents of $845,496 and a working capital deficiency of $1,152,435 at June 30, 2007.

As more fully described in Note 12, the Company received total gross proceeds of $3,999,999 (net proceeds of $3,970,893 after payment of $29,106 in transaction expenses) in a private placement of 2,684,563 shares of Series A Convertible Preferred Stock (“Series A Preferred”) completed during the year ended December 31, 2006.  Investors in this transaction deposited $465,000 of proceeds with the Company during the year ended December 31, 2005.  During the year ended December 31, 2006, the Company also received gross proceeds of $1,603,621 (net proceeds of $1,574,334 after the payment of $29,287 in transaction expenses) in a private

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

placement of 751,715 shares of Series B(1) Convertible Preferred Stock (“Series B(1) Preferred”). During the year ended December 31, 2005, the Company received $1,044,989 from the issuance of convertible notes that the holders exchanged for 923,221 shares of Series A Preferred on December 15, 2005. The aforementioned proceeds of the equity and debt financing transactions have enabled the Company to sustain operations while executing its business plan.

During May and June 2007, the Company completed a $500,000 convertible note offering at $.15 per share, representing approximately 15% of the voting interest of the Company on an if-converted basis at the time of the transaction.

In addition, during the six months ended June 30, 2007, the Company received $298,000 from issuances of notes and $596,379 from the sale of Series B(1) Preferred. The Company also received $750,000 of deposits from investors for which note agreements were executed in July 2007. In August 2007, the Company received an additional $1,000,000 from issuances of convertible notes.

The Company’s ability to continue its operations is dependent upon its ability to raise additional capital and generate revenue and operating cash flow through the execution of its business plan.  The Company currently has designed and intends to launch the subscription version of its system in the first quarter of 2008.  The Company’s subscription model version will be introduced to users for a monthly subscription fee, which will give users unlimited access to the Company’s system and automatically use each business’s contract rates with each carrier.

The Company intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with RedRoller Holdings, Inc. (formerly known as Aslahan Enterprises Ltd.), a Delaware corporation (“Pubco”) pursuant to which Pubco would acquire all of the issued and outstanding shares of capital stock of the Company and, simultaneously therewith, RedRoller Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Acquisition Sub”), would merge (the “Merger”) with and into the Company with the Company as the surviving entity to the Merger and the Company’s shareholders and holders of non-qualified stock options owning a majority of the issued and outstanding common stock of Pubco. The Merger, if completed, would be accounted for as a reverse merger and recapitalization of the Company into Pubco. Subsequent to the closing of the Merger, Pubco would continue the Company’s operations. Simultaneously with the Merger, the Company also intends to initiate a private placement offering (“Private Placement”) of up to 2,352,941 units of Pubco common stock, par value $0.001 per share. The Company is attempting to raise a minimum of $6,000,000 of additional capital in this transaction. The Merger and Private Placement are expected to close on or about October 31, 2007.  The Company cannot provide any assurance that it will successfully raise any additional capital under this offering or that the Merger will be successful.

Management believes the Company’s current level of working capital, as well as the funds it expects to generate from operations and funds it expects to receive in planned financing transactions will enable it to sustain the business for the next twelve months.  However, if the Company is unable to raise additional capital, it will be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its operations, suspending the pursuit of its business plan, reducing its workforce and cutting overhead expenses.  The Company cannot provide any assurance that it will raise additional capital through the proposed Private Placement or an alternative funding source.  The Company has not secured any commitments for new financing at this time nor can it provide any assurance that new financing will be available to it on acceptable terms, if at all.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The consolidated financial statements include the accounts of RedRoller and its wholly-owned subsidiary, TSE.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ materially from those estimates.  These estimates and assumptions include revenue recognition, reserves and write-downs related to accounts receivable, the application of purchase accounting in business combinations, the recoverability of long-term assets, deferred taxes and related valuation allowances and the valuation of equity instruments.

Basis of Interim Financial Statements
The accompanying consolidated balance sheet as of June 30, 2007, consolidated statement of stockholders’ equity for the six months ended June 30, 2007, and the consolidated statements of operations and cash flows for the six months ended June 30, 2007 and 2006 are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position and results of operations and cash flows for the six months ended June 30, 2007 and 2006. The results for the six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the year ending December 31, 2007 or for any other interim period or for any future year.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.  Due to their short-term nature, cash equivalents are carried at cost, which approximates fair value.  Cash and cash equivalents in the accompanying consolidated statements of cash flows includes $750,000 of restricted cash deposited by investors under certain notes that were executed on July 5, 2007 (Note 9).

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.  The Company maintains its cash accounts at high quality financial institutions with balances, at times, in excess of federally insured limits. As of June 30, 2007 and December 31, 2006, the Company had cash balances in excess of federally insured limits of $24,465 and $106,751, respectively. Management believes that the financial institutions that hold the Company’s deposits are financially sound and therefore pose minimal credit risk.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The Company grants credit to its business customers, which are primarily located in the United States.  Collateral is generally not required for trade receivables.  The Company maintains allowances for potential credit losses.

Accounts Receivable
Accounts receivable are recorded net of allowances for doubtful accounts.  The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required, which would increase the Company’s expenses during the periods in which any such allowances were made.  The amount recorded as an allowance for doubtful accounts in each period is based upon an assessment of the likelihood that the Company will be paid for outstanding accounts receivable, based on customer-specific as well as general considerations.  To the extent that the Company’s estimates prove to be too high, and the Company ultimately collects a receivable previously determined to be impaired, the Company may record a reversal of the provision in the period of such determination.  Substantially all of the Company’s accounts receivable balances were collected subsequent to June 30, 2007 and December 31, 2006. Accordingly, the Company has deemed it unnecessary to establish an allowance for doubtful accounts based on its historical collection rates and low occurrence of credit losses.

Goodwill and Intangible Assets
The Company accounts for goodwill and intangible assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SASF 142”). SFAS 142 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. SFAS 142 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. The Company operates two reporting units. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

The Company’s amortizable intangible assets include customer relationships and its trade name. These costs are being amortized using the straight-line method over their estimated useful life of five years.

In accordance with SFAS No. 144, “Long-Lived Assets” (“SFAS 144”), the Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation.  The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred.  When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.  Depreciation is provided for under the straight-line method based upon the estimated useful lives of the respective assets.  Leasehold improvements are depreciated under the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets. Estimated useful lives by classification are as follows:

Years
Furniture and fixtures	7
Machinery and equipment	5
Computer equipment	3
Leasehold improvements	Shorter of 1 year or life of asset

Web Site Development Costs
Costs related to the planning and post implementation phases of the Company’s web site development efforts are recorded as an operating expense.  Direct costs incurred in the development phase are capitalized and amortized over the web site’s estimated useful life of three years as charges to operating expense.

Convertible Instruments
The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).

SFAS 133 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments in accordance with EITF 00-19. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of SFAS 133. SFAS 133 and EITF 00-19 also provide an exception to this rule when the host instrument is deemed to be conventional (as that term is described in the implementation guidance to SFAS 133 and further clarified in EITF 05-2, “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19”).

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with the provisions of EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features” (“EITF 98-5”) and EITF 00-27, “Application of EITF 98-5 to Certain Convertible Instruments” (“EITF 00-27”). Accordingly, the Company records when necessary discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.  Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.  The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

The Company evaluated the conversion options embedded in its convertible instruments during each of the reporting periods presented.

The characteristics of common stock that are issuable upon a holder’s exercise of conversion options embedded in the Company’s preferred shares are considered clearly and closely related to the characteristics of the preferred shares (as that term is clarified in paragraph 61(l) of the implementation guidance included in Appendix A of SFAS 133). Accordingly, the Company has determined that the conversion options embedded in its preferred shares do not require bifurcation and are therefore being accounted for as embedded derivatives in accordance with EITF 98-5 and EITF 00-27.  Additionally, EITF 98-5 states that if a conversion feature is reset upon the occurrence of a future event based upon a contractual provision existing at the commitment date of the financing transaction, that the conversion option should be evaluated on the date of the reset and measured using the commitment date fair value of the stock as the basis for computing intrinsic value at the date of the reset.  The convertible preferred shares feature standard anti-dilution provisions to adjust the number of shares issuable upon conversion in the event of a stock spilt, stock dividend or similar recapitalization event or to reduce the exercise price of the conversion option in the event of a subsequent sale of equity securities or convertible instruments at a price or conversion prices more favorable than those in effect in the outstanding preferred shares. As described in Notes 10 and 12, the Company issued convertible notes with a conversion that featured an exercise price lower than the exercise price featured in the Company’s outstanding preferred shares. Accordingly, the Company recorded $1,297,954 of deemed dividends during the six months ended June 30, 2007 as a result of a change in the conversion option prices embedded in its shares of Series A Preferred and Series B(1) Preferred that were triggered under contractual anti-dilution provisions.

The conversion option included in the Company’s Series B(2) Convertible Notes (the “B(2) Notes”) that were issued during the six months ended June 30, 2007, features certain characteristics in which it is assumed that a cash settlement of the conversion option is within the control of the note holders as of June 30, 2007 (Note 10). Accordingly, the B(2) Notes are not considered a conventional instrument as defined in EITF 05-2 and therefore do meet the scope exception under SFAS 133 that would permit the Company to account for these conversion options as embedded derivatives.  As a result, the Company has accounted for the conversion options included in the B(2) Notes as free standing derivative financial instruments in accordance with SFAS 133 and EITF 00-19 as of June 30, 2007.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Preferred Stock
The Company applies the guidance enumerated in SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”), and EITF Topic D-98, “Classification and Measurement of Redeemable Securities” (“Topic D-98”), when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value in accordance with SFAS 150.  All other issuances of preferred stock are subject to the classification and measurement principles of Topic D-98.  Accordingly, the Company classifies conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity.  At all other times, the Company classifies its preferred stock in stockholders’ equity.

The Company’s preferred shares do not feature any redemption rights within the holders control or conditional redemption features not solely within the Company’s control as of June 30, 2007 or December 31, 2006.  Accordingly, all issuances of preferred stock are presented as a component of stockholders’ equity.

Derivative Financial Instruments
The Company accounts for its free standing derivative financial instruments in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s free standing derivatives consist of fully vested stock options issued to non-employees for services and conversion options that have been bifurcated from its B(2) Notes that the Company issued during the six months ended June 30, 2007.  The Company evaluated these free standing derivatives to assess their proper classification in the consolidated balance sheets as of June 30, 2007 and December 31, 2006 using the applicable classification criteria enumerated in EITF 00-19. The Company determined that fully vested stock options issued to non-employees for services do not feature any characteristics permitting net cash settlement by the holders. Accordingly, these instruments have been classified in stockholders’ equity in the accompanying consolidated balance sheets as of June 30, 2007 and December 31, 2006.  The conversion options featured in the B(2) Notes have an assumed cash settlement feature that is deemed to be in the control of the holders. Accordingly, these derivatives are classified as liability instruments stated at fair value in the accompanying consolidated balance sheet as of June 30, 2007.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Revenue Recognition
The Company follows the guidance of the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable, and collectibility is reasonably assured.

The Company also evaluates the presentation of revenue on a gross versus net basis through the application of EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”).  The Company offers shipping services whereby it acts as a reseller in the transaction, passing shipping requests booked by the customer to the relevant carrier provider.  However, the Company reports these revenues gross because, unlike a true agency relationship, the Company maintains responsibility for the fulfillment of the services to the customer, has substantial latitude in setting price, assumes the credit risk for the entire amount of the sale, and is separately and solely responsible for the payment of all obligations incurred with the carriers.

The Company requires all of its sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract, purchase order or order confirmation approved by the customer.

Customers pay for shipping services prior to the actual shipment of goods, generally when the shipping services are booked.  Customers have twenty four hours from the point of reservation to cancel a shipment.  Revenues resulting from shipping services are recognized at the time in which the transaction is no longer cancelable.

The Company’s installation revenues are derived principally from contractual agreements with third parties that provide installation of shipping systems software.  Revenues from contractual arrangements with third parties are recognized as the contracted services are delivered to the end users.  The Company considers delivery to its customers to have occurred at the time in which installation work is completed and the customer acknowledges its acceptance of the work.

The Company also provides maintenance contracts on behalf of the manufacturers of the shipping systems software it sells. The Company offers these contracts as a separately priced product. Revenues from maintenance contracts are recognized ratably over the maintenance period in accordance with the provision of American Institute of Certified Public Accountants “AICPA” Statement of Position SOP 97-2, “Software Revenue Recognition.”

Revenues from the sales of shipping supplies are recognized upon delivery.

A summary of the Company’s revenue by category is as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006	2005
Shipping services	$290,250	$10,543	$214,360	$7,117
Installation	170,314	170,976	363,231	–
Maintenance	154,989	50,228	162,359	–
Supply	10,268	14,667	25,484	–
Other	1,471	8,357	13,055	–
Total	$627,292	$254,771	$778,489	$7,117

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The Company currently provides substantially all shipping services to its customers as an authorized reseller under a Domestic and International Shipping Services Agreement it has with DHL Worldwide Express, Inc.

Stock-Based Compensation
Effective January 1, 2006, the Company adopted SFAS 123R, “Share-Based Payments” (“SFAS 123R”). This statement is a revision of SFAS 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS 123R addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations. As the Company did not issue any employee share-based payments prior to January 1, 2006, there was no unrecognized compensation costs in any prior periods.

Non-Employee Stock-Based Compensation
The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123R and EITF Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services,” (“EITF 96-18”) which requires that such equity instruments are recorded at their fair value on the measurement date.  The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest.  Non-employee stock-based compensation charges are being amortized over their respective vesting periods.

A summary of employee and non-employee stock based compensation expense is as follows:

	Six months ended June 30,		Year ended December 31,
	2007	2006	2006	2005
Employee	$746,799	$1,720,650	$3,213,615	$–
Non-employee	347,058	136,133	314,637	2,264,985
Total	$1,093,857	$1,856,783	$3,528,252	$2,264,985

Research and Development
Research and development expense is charged to operations as incurred and consists primarily of personnel expenses, outside services, production software licenses, production hardware and hosting costs. The Company incurred research and development costs during the planning and development phase of its web site, which was completed as of June 30, 2006. For the six months ended June 30, 2007 and 2006, research and development expense amounted to $0 and $1,379,111, respectively. For the years ended December 31, 2006 and 2005, research and development expense amounted to $1,379,111 and $87,770, respectively.

Advertising Costs
Costs related to advertising, promotions of products and services and participation in trade shows and other marketing events are expensed as incurred. Advertising expense amounted to $65,880 and $474,521 for the six months ended June 30, 2007 and 2006, respectively, and $885,425 and $3,516 for the years ended December 31, 2006 and 2005, respectively. These expenses are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Income Taxes
The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS 109 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Furthermore, SFAS 109 provides that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment. Accordingly the Company has recorded a full valuation allowance against its net deferred tax assets. In addition, the Company expects to provide a full valuation allowance on future tax benefits until it can sustain a level of profitability that demonstrates its ability to utilize the assets, or other significant positive evidence arises that suggests its ability to utilize such assets. The future realization of a portion of the reserved deferred tax assets related to tax benefits associated with the exercise of stock options, if and when realized, will not result in a tax benefit in the consolidated statement of operations, but rather will result in an increase in additional paid in capital. The Company will continue to re-assess its reserves on deferred income tax assets in future periods on a quarterly basis.

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) – an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of June 30, 2007, the Company does not have a liability for unrecognized tax benefits.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2002. During the periods open to examination, the Company has net operating losses (“NOLs”) and tax credit carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOLs and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of June 30, 2007, the Company has no accrued interest or penalties related to uncertain tax positions.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Fair Value of Financial Instruments
The carrying amounts reported in the consolidated financial statements for cash, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses and other current liabilities approximate fair value based on the short-term maturity of these instruments. The carrying amounts of the Company’s convertible notes payable and note payable approximate fair value because the effective yields of such instruments, which includes the effects of contractual interest rates taken together with any discounts, are consistent with current market rates of interest for instruments of comparable credit risk.

Registration Rights Agreements
The Company accounts for registration rights agreements in accordance with FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements” (“FSP EITF 00-19-2”). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument, should be separately recognized and accounted for as a contingency in accordance with SFAS No. 5 “Accounting for Contingencies.” Under its registration rights agreement, the Company is not required to file a registration statement within a contractually fixed time period, nor is it required to provide for the payment of liquidating damages. As such, the Company has not recorded a liability at June 30, 2007 or December 31, 2006.

Recent Accounting Pronouncements
In September 2005, the FASB ratified EITF Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues,” which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements.

In September 2005, the FASB also ratified EITF Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,” which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated and recorded in stockholders’ equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, “Accounting for Income Taxes.” This Issue should be applied by retrospective application pursuant to SFAS 154 to all instruments with a beneficial conversion feature accounted for under EITF 00-27 included in financial statements for reporting periods beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements because the only beneficial conversion features recorded by the Company were deemed dividends on preferred shares that are equity instruments for both book and tax purposes.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

In June 2006, the EITF reached a consensus on Issue No. 06-3 (“EITF 06-3”), “Disclosure Requirements for Taxes Assessed by a Governmental Authority on Revenue-Producing Transactions.” The consensus allows companies to choose between two acceptable alternatives based on their accounting policies for transactions in which the company collects taxes on behalf of a governmental authority, such as sales taxes. Under the gross method, taxes collected are accounted for as a component of sales revenue with an offsetting expense. Conversely, the net method allows a reduction to sales revenue. If such taxes are reported gross and are significant, companies should disclose the amount of those taxes. The guidance should be applied to financial reports through retrospective application for all periods presented, if amounts are significant, for interim and annual reporting beginning after December 15, 2006. The Company adopted the provisions of this EITF and accounts for the collection of sales taxes using the net method. The implementation of EITF 06-3 did not have a material effect on the Company’s consolidated financial statements.

In September 2006, the staff of the SEC issued SAB 108 which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement.  SAB 108 became effective in fiscal 2007.  The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”).  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The adoption of SFAS 157 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In November 2006, the EITF reached a final consensus in EITF Issue 06-6 “Debtor’s Accounting for a Modification (or Exchange) of Convertible Debt Instruments” (“EITF 06-6”).  EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments.” The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006. The adoption of this pronouncement did not have a material effect on the accompanying consolidated financial statements.

In November 2006, the FASB ratified EITF Issue No. 06-7, “Issuer’s Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities” (“EITF 06-7”). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under SFAS 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of EITF 00-19 to be classified in stockholders’ equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under SFAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under SFAS 133 and the amount of the liability for the conversion option reclassified to stockholders’ equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in SFAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued. The adoption of this pronouncement did not have an effect on the accompanying consolidated financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  The guidance in SFAS 159 “allows” reporting entities to “choose” to measure many financial instruments and certain other items at fair value.  The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS 133, as amended. The provisions of SFAS 159 are applicable to all reporting entities and are effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007.  The adoption of SFAS 159 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified nonvested shares, (b) dividend equivalents on equity-classified nonvested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123R and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified nonvested shares, nonvested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. The Company does not expect the adoption of this pronouncement to have a material impact on its financial position or results of operation.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 4 – ACQUISITION OF SUBSIDIARY

On March 11, 2005, RedRoller entered into a Merger Agreement, as amended on December 15, 2005, with TSE. The Merger Agreement provided for RedRoller to purchase, through its wholly-owned subsidiary, RedRoller Merger Sub, Inc. (“RRMS”), the business and assets of TSE (the “Asset Purchase”). RedRoller formed RRMS solely to purchase the business and assets of TSE. Upon completion of the merger, RRMS was merged with and into TSE, the separate corporate existence of RRMS ceased, and TSE continued as the surviving corporation and subsidiary of RedRoller. The Merger was completed on December 31, 2005, whereby RedRoller issued 1,664,074 shares of common stock in exchange for all of the issued and outstanding common stock of TSE. In addition, on December 31, 2005, as of the closing date of the merger, Mark Taylor, former President of TSE, became the Chief Logistics Officer (“CLO”) of RedRoller and a director of the Company.  Mr. Taylor continues to serve as President of TSE, which operates as a wholly-owned subsidiary of RedRoller.

The purchase consideration and a breakdown of the excess of the purchase price over the net assets acquired as of such date are as follows:

Common stock	$1,913,685
Transaction expenses	31,815
Total purchase cost	$1,945,500

Assets acquired (fair value)
Cash	$13,248
Accounts receivable	182,923
Other assets	5,070
Tangible assets acquired	201,241
Liabilities assumed (fair value)
Accounts payable	14,984
Accrued expenses	22,193
Deferred revenue	73,345
Liabilities assumed	110,522
Net assets acquired	90,719

Purchase price in excess of net assets acquired	1,854,781
Allocated to:
Customer relationships	80,000
Trade name	5,170
Goodwill	$1,769,611

The fair value of the common stock on the date of acquisition amounted to $1.15 per share based upon the conversion price of the Company’s common stock in the issuance of Series A Preferred completed on December 15, 2005. An independent third-party appraiser was used to assess and value the Company’s purchase price allocation. The valuation of the customer relationships and trade name was based upon the income approach and the market approach. As a result of the study, the Company allocated $80,000 of the excess to customer relationships and $5,170 of the excess to trade name.

The Company acquired TSE for the purpose of penetrating additional markets for its services by having the ability to offer software products that are used to interface on-line shipping access

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

with a wide variety of business enterprise systems.  Subsequent to the acquisition, the former sole stockholder of TSE played a critical role in helping the Company obtain the approval by FedEx Corp. (“FedEx”) to become a certified and authorized Custom Solutions Provider for FedEx (Note 17).

The following unaudited pro-forma information reflects the results of operations of the Company, as if the acquisition had been consummated on January 1, 2005.

For the year ended December 31, 2005:
Net sales	$893,395
Net loss	(3,241,212)

The pro-forma results are presented for illustration purposes only and are not necessarily indicative of the results that the Company would have achieved or could potentially achieve in future periods had it completed this transaction as of the date indicated.

NOTE 5 – PREPAID EXPENSES

Prepaid expenses consist of the following as of June 30, 2007 and December 31, 2006:

	June 30, 2007	December 31, 2006
	(unaudited)

Software and other licenses	$50,791	$100,145
Prepaid rent	17,346	12,951
Maintenance agreements, insurance and other	–	11,890
	$68,137	$124,986

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of June 30, 2007 and December 31, 2006:

	June 30, 2007	December 31, 2006
	(unaudited)

Computer equipment	$622,901	$609,651
Machinery and equipment	30,466	30,466
Leasehold improvements	13,000	13,000
Furniture and fixtures	5,945	5,945
	672,312	659,062
Less: accumulated depreciation	(310,711)	(199,022)
Property and equipment, net	$361,601	$460,040

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Depreciation expense for the six months ended June 30, 2007 and 2006 amounted to $111,689 and $80,976, respectively, and $186,338 and $9,990, respectively, for the years ended December 31, 2006 and 2005.

NOTE 7 – WEB SITE DEVELOPMENT COSTS

Web site development costs consist of the following as of June 30, 2007 and December 31, 2006:

	June 30, 2007	December 31, 2006
	(unaudited)

Consulting fees	$252,215	$252,215
Salaries	207,256	207,256
	459,471	459,471
Less: accumulated amortization	(114,867)	(38,289)
Web site development costs, net	$344,604	$421,182

Amortization expense for the six months ended June 30, 2007 and 2006 amounted to $76,578 and $0, respectively. Amortization expense for the years ended December 31, 2006 and 2005 amounted to $38,289 and $0, respectively.

NOTE 8– GOODWILL AND AMORTIZABLE INTANGIBLE ASSETS

At June 30, 2007 and December 31, 2006, goodwill and other intangible assets consist of the following:

	June 30, 2007	December 31, 2006
	(unaudited)

Goodwill	$1,769,611	$1,769,611
Amortizable intangible assets:
Customer relationships	$80,000	$80,000
Trade name	5,170	5,170
Less: accumulated amortization	(25,551)	(17,034)
Intangible assets, net	$59,619	$68,136

The Company, as of December 31, 2006, evaluated the carrying amount of its goodwill in accordance with SFAS 142 to determine whether circumstances indicate that the carrying amount of the goodwill exceeds its net realizable value. The Company performed its evaluation with the assistance of a study performed by an outside specialist in which the Company determined that the fair value of the reporting unit exceeds its net carrying amount as of December 31, 2006 and that no impairment charge is necessary for the year ended December 31, 2006. In performing this evaluation, the Company considered a variety of factors including a discounted cash flow forecast to determine the enterprise value of the business using the income approach. Making estimates about the carrying values of intangible assets requires management to exercise significant

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

judgment. It is at least reasonably possible that the estimate of the effect on the financial statements of a condition, situation, or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results regarding estimates of the carrying value of these intangibles could differ materially from the Company’s estimates.

The Company also evaluated the carrying amounts of its other intangible assets in accordance with SFAS 144. Under SFAS 144, a long-lived asset is deemed to have been impaired when the carrying amount of the asset exceeds its undiscounted future cash flows and the fair value of the asset is less than the carrying amount. The Company, in performing its evaluation of the carrying amounts of these assets included all future cash inflows less those cash outflows specifically related to the use of the asset over the remaining useful lives of the assets. The Company, based on this evaluation determined that the net future cash flows over the remaining useful lives of these assets exceed their carrying amounts at December 31, 2006. Accordingly, no impairment charge is considered necessary for the year ended December 31, 2006.

In addition, during the six months ended June 30, 2007, the Company has not identified any conditions that would indicate that an impairment of its goodwill, intangible assets or long-lived assets has occurred.

Amortization expense with respect to the customer relationships and trade name amounted to $8,517 for both the six months ended June 30, 2007 and 2006 and $17,034 for the year ended December 31, 2006, respectively. Amortization expense subsequent to the six months ended June 30, 2007 is as follows:

Years ending December 31,
2007 (six months)	$8,517
2008	17,034
2009	17,034
2010	17,034
$59,619

NOTE 9– INVESTOR DEPOSITS

In June 2007, the Company received proceeds of $750,000 from various investors in connection with convertible notes that were executed in July 2007. At June 30, 2007, the proceeds received, which were placed in an escrow account and released to the Company upon the closing of the note transaction, were classified as investor deposits.  On July 5, 2007 the Company issued to the investors in this transaction, $750,000 of convertible notes (the “Investor Notes”) bearing interest at the rate of .83% per month (see Note 17).

As of June 30, 2007, the Company incurred financing costs of $157,116 in connection with issuing the Investor Notes which included placement fees and professional fees.  Such deferred financing costs will be amortized over the life of the Investor Notes, beginning on the date the Investor Notes were executed.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 10– NOTES PAYABLE

Series A Convertible Notes Payable
In November 2005, the Company issued to various investors, $1,044,989 of convertible notes (the “Series A Notes”) bearing interest at the rate of 10% per annum, maturing on the first anniversary of their dates of issuance. The Series A Notes included $330,000 of such notes issued to certain stockholders and employees of the Company. The Series A Notes were automatically convertible following the completion of a subsequent financing transaction at a conversion price equal to $1.15 per share, which was deemed to be equal to the fair market value of the Company’s common stock upon the closing of this transaction. If the subsequent financing did not occur by the maturity date, then the Series A Notes were contingently convertible at the option of the holders at a conversion price of $1.15 per share.

The Company evaluated the conversion feature embedded in the Series A Notes to determine whether under SFAS 133, such conversion feature should be bifurcated from its host instrument and accounted for as a free standing derivative in accordance with EITF 00-19. In performing this analysis, the Company determined that the Series A Notes met the definition of a conventional debt instrument as that term is described in the implementation guidance to SFAS 133 and further clarified in EITF 05-2. Accordingly, the notes and related conversion option were accounted for in accordance with the provisions of EITF 98-5 and EITF 00-27 and therefore, no bifurcation of the conversion feature was required to be recorded by the Company for the intrinsic value of a beneficial conversion feature.

 The principal balance of the Series A Notes, along with accrued interest payable of $16,715, was converted into 923,221 shares of Series A Preferred on December 15, 2005.

Aggregate contractual interest expense under the Series A Notes amounted to $16,715 for the year ended December 31, 2005.

Series B(2) Convertible Notes Payable
In May and June 2007, the Company issued $500,000 of convertible notes (the “B(2) Notes”) to various investors bearing interest at the rate of 7% per annum, maturing on the first anniversary of their dates of issuance. The Company’s issuance of the B(2) Notes represented approximately 15% of the voting interest of the Company on an if-converted basis at the time of the transaction. The B(2) Notes include $27,866 of such notes issued to certain stockholders and employees of the Company.

The B(2) Notes are automatically convertible following the completion of a subsequent financing transaction at a conversion price equal to $.15 per share, which has been determined to be equal to the fair market value of the Company’s common stock at that time of this financing transaction. If the subsequent financing does not occur by the maturity date, then the B(2) Notes are convertible at the option of the holders at a conversion price of $.15 per share. The Company deemed the optional conversion right to be in effect at all times because the completion of a subsequent financing transaction was not deemed to be within its control, causing the commitment date of the note transaction not to be determinable.

At the time the B(2) Notes were issued, the Board of Directors authorized the Company to proceed with filing the appropriate certificates of designation to memorialize a new class of Series B(2) Convertible Preferred Stock (“Series B(2) Preferred”). The Series B(2) Preferred was

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

intended to be convertible into common stock on a 1 for 1 basis. The Company was unable to complete this action by June 30, 2007 and therefore did not have the authorized share capital available to satisfy either the mandatory conversion or optional conversion rights described above. Accordingly, the Company determined, in accordance with EITF 00-19, paragraph 19 through 23, that it would be appropriate to assume that cash settlement of the conversion option was in the control of the note holders as of June 30, 2007 and bifurcate the conversion option from the notes and account for them as free standing derivatives.  The fair value of the conversion option was calculated using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.92%; expected dividend yield of zero percent; expected option life of one year; and current volatility of 111.86%.  The aggregate commitment date fair value of the conversion option amounted to $152,456.  The change in fair value of conversion option as of June 30, 2007 was insignificant to the Company’s financial position and results of operations.

As described in Note 17, the B(2) noteholders waived their rights to the conversion to Series B(2) Preferred shares and agreed to convert them directly into common shares in anticipation of the Merger described in Note  2.

The issuance of the B(2) Notes also required the Company to reevaluate the conversion features embedded in the Series A Preferred and Series B(1) Preferred shares using the re-measurement principles enumerated in EITF 98-5 and EITF 00-27 due to anti-dilution provisions that trigger reductions in conversion prices for subsequent dilutive issuances. Accordingly, the Company recorded $1,297,954 of deemed preferred dividends during the six months ended June 30, 2007 as a result of the adjustment to the conversion option prices of its Series A and Series B(1) Preferred shares (see Note 12).

At June 30, 2007, the Company has accrued unpaid interest of $2,162 which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheet. Interest expense related to the B(2) Notes amounted to $2,162 for the six months ended June 30, 2007.

Note Payable
On March 30, 2007, the Company issued a $200,000 convertible note (the “Original Note”) to an investor bearing interest at 7% per annum, maturing on March 30, 2008.  The Original Note was automatically convertible into 800,000 shares of the Company’s Series B(2) Convertible Preferred stock upon maturity at $0.25.

On June 18, 2007, the Company and the noteholder agreed to amend the Original Note (the “Amended Note”) to bear interest at 3% per annum and extend the maturity of the note to September 30, 2008. In addition, the conversion feature of the Original Note was eliminated and all principal and accrued interest is payable solely in cash on the maturity date of the Amended Note. The Company accounted for the amendment to the Original Note in accordance with the guidelines enumerated in EITF Issue No. 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” (“EITF 96-19”) and EITF 06-6. EITF 96-19 provides that a substantial modification of terms in an existing debt instrument should be accounted for like, and reported in the same manner as, an extinguishment of debt. EITF 96-19 further provides that the modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if (a) the

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

present value of the cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument at the date of the modification or (b) a modification or an exchange of debt instruments adds a substantive conversion option or eliminates a conversion option that was substantive at the date of the modification or exchange.  EITF 06-6 generally provides that the elimination of a substantive conversion feature in connection with the modification of a debt instrument under EITF 96-19 results in a substantial modification that extinguishes the previous debt instrument.

The Company evaluated its issuance of the Amended Note to determine whether the modification in the conversion feature, change in the interest rate and change in the maturity date resulted in the issuance of a substantially different debt instrument. The Company determined after giving effect to the changes in these features, including the elimination of the conversion feature of the instrument that the Company had issued a substantially different debt instrument, which resulted in a constructive extinguishment of the original debt instrument. Accordingly, the Company recorded the Amended Note at fair value and used that amount to determine the debt extinguishment gain to be recognized and the effective rate of the new instrument.

The Company computed the fair value of the Amended Note of $191,326 by discounting all future cash flows under such note at the rate of 26.76%. The Company believes that the discount rate of 26.76% results in a fair and reasonable estimation of the fair value of the Amended Note in the circumstances. The gain on extinguishment of $8,674 resulting from the modification includes the effects of derecognizing the carrying value of the Original Note prior to its modification and establishing the fair value of the Amended Note at its modification date. The gain on extinguishment is included in the accompanying statement of operations for the six months ended June 30, 2007.

During the six months ended June 30, 2007, the Company made $7,500 of interest payments to the note holder of which $4,211 is included in prepaid expenses and other current assets in the accompanying consolidated balance sheet as of June 30, 2007 and $3,289 is included in interest expense in the accompanying consolidated statements of operations for the six months ended June 30, 2007.

On April 6, 2007, the Company issued a note payable (the “Note”) to an investor in the amount of $98,000 bearing interest at 10% annum. The Note was collateralized by the total assets of the Company. The Company repaid the Note on May 21, 2007, including $1,808 of accrued interest.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company has non-cancelable operating leases for its office spaces in Ann Arbor, Michigan and Stamford, Connecticut. Future non-cancelable minimum lease payments as of June 30, 2007 are as follows:

Year ending December 31,
2007 (six months)	$58,595
2008	118,987
2009	116,856
2010	90,381

Total minimum lease payments	$384,819

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Rent expense for the six months ended June 30, 2007 and 2006 amounted to $87,503 and $17,756, respectively, and amounted to $97,819 and $20,110 for the years ended December 31, 2006 and 2005, respectively.

In August 2007, the Company extended the operating lease on its Ann Arbor, MI facility and relocated its headquarters to Stamford, CT (see Note 17).

Employment Agreements
On December 31, 2005 and in July and August 2007, the Company entered into employment agreements with six of its executives for initial terms of three years, which will be renewed for an additional one to two years thereafter, unless written notice is provided by the respective parties. The agreements provide, among other things, for the payment of aggregate annual base salaries of approximately $1,135,000, as well as such incentive compensation and discretionary bonuses as the Board of Directors may determine and to which they may become entitled to pursuant to a bonus program. In addition, the employment agreements provide for up to thirty six months of severance compensation for terminations under certain circumstances. Aggregate potential severance compensation amounted to $375,000 at June 30, 2007.

Stockholders Agreement
The Company and a majority of its stockholders are parties to a Stockholders’ Agreement dated February 22, 2005 providing for various restrictions on the transfer of common stock in addition to other rights of purchase, drag along and tag along rights, preemptive rights and piggy-back registration rights. The Company intends to terminate this agreement upon the completion of the Merger described in Note 2, if completed.

Domestic and International Transportation Services Agreement
On March 7, 2005, the Company entered into a Domestic and International Transportation  Services Agreement with DHL Worldwide Express Inc. (“DHL”) in which DHL has agreed to provide the Company (as an authorized reseller of such services), with certain wholesale transportation services for a period of two years. This agreement has been extended to February 1, 2008.

Pursuant to the terms of the agreement, DHL is providing the Company with certain discounted prices on domestic and international shipments with respect to shipping orders forwarded to DHL by the Company which the Company originates from customers visiting its website.  The prices specified in the contract are subject to periodic review by DHL and may be changed by DHL, in their sole discretion, under certain circumstances including (but not necessarily limited to) the Company’s inability to maintain a minimum order volume of at least $1,000,000 annually during the term of the agreement.  The Company has not yet attained this level of volume since the origination of the agreement in March 2005 and cannot provide any assurance that DHL will not materially increase prices or that any price increases will not have a material effect on the Company’s operations.  The agreement may also be cancelled by either the Company or DHL upon 30 days written notice or by DHL in its sole discretion in the event of the Company’s inability to maintain a minimum order volume of at least $1,000,000 annually during the term of the agreement.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 12 – STOCKHOLDERS’ EQUITY

Recapitalization of nFront
RedRoller was originally formed on August 30, 2004 as a limited liability company under the name nFront, LLC in the State of Delaware. At the time of its formation, nFront was capitalized with $250,000 of contributions from its members. Through December 31, 2004, nFront had minimal operations and had incurred start-up expenses of approximately $214,000 for the period of August 30, 2004 through December 31, 2004. At December 31, 2004, members’ equity amounted to $36,008. On February 23, 2005, nFront reincorporated in the State of Delaware and concurrently changed its name to RedRoller, Inc. At the date of conversion, the members of nFront exchanged their current percentage membership interests for a corresponding similar percentage ownership in RedRoller through the issuance of 4,995,334 shares of the Company’s common stock. The conversion was accounted for as a recapitalization transaction. Accordingly, the accompanying consolidated financial statements present the historical financial position, results of operations and cash flows of RedRoller, adjusted to give retroactive effect to the recapitalization of nFront into RedRoller. The consolidated statement of stockholders’ equity reflects the recapitalization of the results of operations for the period from January 1, 2005 through February 22, 2005 from the Company’s accumulated deficit into additional paid in capital.

Common Stock
The Company is authorized to issue up to 50,000,000 shares of common stock, par value $.01.  Each share of common stock has the right to one vote.  The holders of common stock are entitled to dividends when declared by the Board of Directors, subject to the prior rights and preferences of the preferred stock shareholders.  In addition, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Company, after distribution in full of preferential amounts to be distributed to the holders of the preferred stock, the holders of the common stock will be entitled to the remaining assets of the Company.

On October 1, 2005, the Company received proceeds of $100,000 in connection with the sale of 50,000 shares of common stock to the former sole shareholder of TSE and 50,000 shares of common stock to the Company’s Chairman of the Board. The Company valued these shares at $1.15 per share based upon the conversion price embedded in convertible notes that the Company issued from June 2005 through November 2005.  Accordingly, the Company determined the value of the common stock issued on October 1, 2005 to be $115,000 and recorded compensation expense of $15,000 for the difference between the fair value of the common stock issued and the cash proceeds received.

On October 1, 2005, the Company issued 50,000 shares of common stock to the Company’s Chairman of the Board, 33,000 shares of common stock to a consultant and 25,000 shares of common stock an employee. The Company valued these shares at $1.15 per share as described above. Accordingly, the Company determined the value of the common stock issued on October 1, 2005 to be $124,200 and recorded compensation expense of $86,250 and consulting expense of $37,950 during the year ended December 31, 2005.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

On December 15, 2005, the Company issued 923,221 shares of Series A Preferred at a conversion price of $1.15 per share, or $1,061,704, based on the conversion of Series A Notes and related accrued interest (see Note 10).

On December 31, 2005, as consideration for the purchase of TSE, the Company issued 1,664,074 shares of common stock to the selling stockholder of TSE.  In connection with the purchase, such stockholder became RedRoller’s Chief Logistics Officer (“CLO”), a director of the Company and TSE’s President (see Note 4).  The Company valued these shares at $1.15 per share based upon the conversion price of its Series A Preferred issued in a private placement transaction during December 2005 through June 2006. Accordingly, the Company recorded the value of the common stock issued on December 31, 2005 at $1,913,685.

On November 11, 2006, the Company issued 25,396 shares of common stock to certain consultants in settlement of a $55,872 liability for services provided to the Company previous to the settlement of this debt.

Convertible Preferred Stock
The Company has authorized 10,000,000 shares of Preferred Stock (“Preferred Stock”), par value $.01 per share, as specified in the Certificates of Designation (the “Certificates”).  Such shares are further designated into the following various classifications.

Type	Authorized
Series A	3,607,784
Series B(1)	1,000,000

Issuances of Convertible Preferred Stock
On December 15, 2005, the Company issued 923,221 shares of Series A Preferred at a conversion price of $1.15 per share, or $1,061,704, based on the conversion of the Series A Notes and related accrued interest (see Note 10).

During the period of January 4, 2006 through June 20, 2006, the Company issued 2,684,563 shares of its Series A Preferred at a price of $1.49 per share for net proceeds of $3,970,893 (gross proceeds of $3,999,999 less offering costs of $29,106). The Company issued 312,081 shares of the Series A Preferred to unrelated investors on January 4, 2006 for which the proceeds of $465,000 were remitted to the Company in December 2005. Accordingly, the Company recorded investor deposits in the amount of $465,000 at December 31, 2005.

The Company also issued an aggregate of 1,000,000 shares of its Series B(1) Preferred at a price of $2.20 per share for net proceeds of $2,170,713 (gross proceeds of $2,200,000 less offering costs of $29,287), including (i) 751,715 shares issued during the period of October 12, 2006 through December 18, 2006 for net proceeds of $1,574,334 and (ii) 248,285 shares issued during February 2007 for net proceeds of $596,379.

The Series A Preferred and Series B(1) Preferred are convertible into common stock at any time, at the option of the holder at an adjusted conversion rate of 1.17 per share and 1.18 per share, respectively.  The adjusted conversion price gives effect to a contractual antidilution adjustment made on April 11, 2007 which is more fully described below.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Each share of Preferred Stock is convertible at the option of the holder and automatically upon the occurrence of certain events, as defined in the Certificates, into shares of the Company’s common stock at the specified conversion rate and has a liquidation preference.  The conversion rate and the liquidation preference are subject to adjustment as specified in the Certificates.  Each share of Preferred Stock is entitled to votes equal to the number of shares of common stock into which it is convertible at the time of the voting.

The conversion rates of the Preferred Stock are subject to adjustment for stock splits, stock dividends, recapitalizations, dilutive issuances and other anti-dilution provisions, including instances in which the Company, at its discretion, issues equity securities or convertible instruments that feature prices lower than the conversion prices specified in the Preferred Stock. The Preferred Stock is also automatically convertible into shares of the Company’s common stock, at the then applicable conversion price, upon the earlier of (i) closing of the sale of shares of common stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1993, as amended, or (ii) a date specified by vote or written consent of the holders of at least a majority of the then outstanding shares of the Preferred Stock.

The issuance of the B(2) Notes described in Note 10 required the Company to reevaluate the conversion features embedded in the Series A Preferred and Series B(1) Preferred shares using the re-measurement principles enumerated in EITF 98-5 and EITF 00-27 due to anti-dilution provisions that trigger reductions in conversion prices for subsequent dilutive issuances. Accordingly, the Company recorded $1,297,954 of deemed preferred dividends during the six months ended June 30, 2007 as a result of the adjustment to the conversion option prices of its Series A and Series B(1) Preferred shares. The conversion rates of the Series A Preferred and Series B(1) Preferred were adjusted, in accordance with the provisions of the Certificates, so that as of June 30, 2007, an additional 610,598 shares of common stock related to Series A Preferred conversions and an additional 176,438 shares of common stock related to Series B(1) Preferred conversions would be issuable if such shares were converted.

Liquidation events include (i) a final dissolution or winding up of the Company’s affairs requiring a liquidation of all classes of stock, (ii) a merger, consolidation or similar event resulting in a more than 50% change in control, (iii) the sale of all or substantially all of the Company’s assets and (iv) the effectuation (at the Company’s election) of any transaction or series of transactions resulting in a more than 50% change in control.

As described in Note 3, the Company applies the classification and measurement principles enumerated in EITF Topic D-98 with respect to accounting for its issuances of Preferred Stock. The Company is required, under Delaware law, to obtain the approval of its Board of Directors in order to effectuate a merger, consolidation or similar event resulting in a more than 50% change in control or a sale of all or substantially all of its assets. The Board of Directors is then required to submit proposals to enter into these types of transactions to the Company’s stockholders for their approval by majority vote. The Company’s preferred stockholders do not (i) have control of the Company’s Board of Directors and (ii) currently do not have sufficient voting rights to control redemption of these shares by either of these events. In addition, the effectuation of any transaction or series of transactions resulting in a more than 50% change in control of the Company can be made only by the Company at its own election. Based on these provisions, the Company classified its Series A Preferred and Series B(1) Preferred in stockholders’ equity in the accompanying consolidated balance sheet because the liquidation events are deemed to be within the Company’s control in accordance with the provisions of Topic D-98.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Also as described in Note 3, the Company evaluated the conversion options embedded in the Series A Preferred and Series B(1) Preferred to determine (in accordance with SFAS 133 and EITF 00-19) whether they should be bifurcated from their host instruments and accounted for as separate derivative financial instruments. The Company determined, in accordance with SFAS 133, that the risks and rewards of the common shares underlying the conversion feature are clearly and closely related to those of the host instruments. Accordingly, the conversion features, which are not deemed to be beneficial at the commitment dates of these financing transactions, are being accounted for as embedded conversion options in accordance with EITF 98-5 and EITF 00-27.  As discussed above, the remeasurement that was triggered under the contractual antidilution provision was beneficial and resulted in the recognition of $1,297,954 in deemed preferred dividends.

The Company evaluates the Series A Preferred and Series B(1) Preferred at each reporting date for appropriate balance sheet classification.

Registration Rights
Under the terms of the Stockholders’ Agreement, dated February 22, 2005 between the Company and its stockholders, any time after twenty days following the Company’s notice to the stockholders of its intended registration due to the Company’s initial public offering (if completed), the stockholders may request that the Company file a registration statement covering the public sale of the underlying common stock under the Securities Act of 1933, as amended (the “1933 Act”) with limited rights to delay by the Company. The stockholders are also entitled to unlimited piggyback registration rights on all 1933 Act registrations of the Company (except for registrations relating to employee benefit plans on Form S-8 and corporate reorganizations on Form S-4). The Stockholders’ Agreement also places certain restrictions on the stockholders from selling their shares and provides them with certain rights of first refusal, co-sale and drag along and tag along rights for sales effectuated under certain circumstances.

Non-Employee Stock-Based Compensation
On March 15, 2005, the Company granted options to purchase 50,000 shares of the Company’s common stock with an exercise price of $1.00 per share to a director of the Company who performed services outside of his directorship. The fair value of the underlying common stock at the date of grant was $1.15 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. On April 11, 2007, these options were modified to reduce their exercise price to $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.54%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 136.29%.  The aggregate grant date fair value of the award amounted to $48,615.  The Company recorded $670, $0, $0 and $48,615 of consulting expense during the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively, with respect to these awards.

On March 30, 2005, the Company granted options to purchase 1,585,000 shares of the Company’s common stock with an exercise price of $1.00 per share to the Chairman of the Board

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

who performed services outside of his directorship. The fair value of the underlying common stock at the date of grant was $1.15 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. On April 11, 2007, these options were modified to reduce their exercise price to $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.56%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 136.29%.  The aggregate grant date fair value of the award amounted to $1,541,096.  The Company recorded $21,239, $0, $0 and $1,541,096 of consulting expense during the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively, with respect to these awards.

On April 15, 2005, the Company granted options to purchase 500,000 shares of the Company’s common stock with an exercise price of $1.00 per share to certain consultants. The fair value of the underlying common stock at the date of grant was $1.15 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. On April 11, 2007, these options were modified to reduce their exercise price to $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.27%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 136.29%.  The aggregate grant date fair value of the award amounted to $561,050.  The Company recorded $6,700, $0, $0 and $561,050 of consulting expense during the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively, with respect to these awards.

On June 30, 2005, the Company granted options to purchase 78,972 shares of the Company’s common stock with an exercise price of $1.00 per share to a consultant. The fair value of the underlying common stock at the date of grant was $1.15 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. On April 11, 2007, these options were modified to reduce their exercise price to $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.29%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 136.29%.  The aggregate grant date fair value of the award amounted to $76,761.  The Company recorded $1,058, $0, $0 and $76,761 of consulting expense during the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively, with respect to these awards.

On December 15, 2005, the Company granted options to purchase 33,500 shares of the Company’s common stock with an exercise price of $1.00 per share to a consultant. The fair value of the underlying common stock at the date of grant was $1.15 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. On April 11, 2007, these options were modified to reduce their exercise price to $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.47%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 136.29%.  The aggregate grant date fair value of the award amounted to $37,463.  The Company recorded $536, $0, $0 and $37,463 of consulting expense during the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively, with respect to these awards.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

On April 7, 2006, the Company granted options to purchase 86,000 shares of the Company’s common stock with an exercise price of $1.49 per share to certain consultants. The fair value of the underlying common stock at the date of grant was $1.49 per share based upon the Company’s most recent equity financing.  The options originally vested over a period of one to three years. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.97%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 127.18%.  The aggregate grant date fair value of the award amounted to $123,548.  The Company recorded $3,548, $109,786 and $113,868 of consulting expense during the six months ended June 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On April 30, 2006, the Company granted options to purchase 110,000 shares of the Company’s common stock with an exercise price of $1.49 per share to a certain consultant. The fair value of the underlying common stock at the date of grant was $1.49 per share based upon the Company’s most recent equity financing. The options originally vested over a period of four months. On April 11, 2007, these options were modified to reduce their exercise price to $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 5.14%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 127.18%. The aggregate grant date fair value of the award amounted to $158,081.  The Company recorded $41,445, $26,347 and $105,387 of consulting expense during the six months ended June 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On August 29, 2006, the Company granted options to purchase 240,000 shares of the Company’s common stock with an exercise price of $2.20 per share to a certain consultant. The fair value of the underlying common stock at the date of grant was $2.20 per share based upon the Company’s most recent equity financing. The options originally vested on August 29, 2008. The shares were issued in connection with a consulting agreement whereby the consultant was required to provide services for the period from August 29, 2006 through August 29, 2008. On May 8, 2007 and February 5, 2007, the agreement was further modified such that 80,000 options were canceled and the remaining 160,000 options outstanding became fully exercisable at a modified exercise price of $.15 per share. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.79%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 122.95%.  The aggregate grant date fair value of the award amounted to $505,776.  The Company recorded $256,376 and $84,296 of consulting expense during the six months ended June 30, 2007 and the year ended December 31, 2006, respectively, with respect to these awards.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

On November 22, 2006, the Company granted options to purchase 43,000 shares of the Company’s common stock with an exercise price of $2.20 per share to a consultant. The fair value of the underlying common stock at the date of grant was $2.20 per share based upon the Company’s most recent equity financing. The options originally vested over a period of one to three years. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.57%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 115.82%.  The aggregate grant date fair value of the award amounted to $89,380.  The Company recorded $15,486 and $11,086 of consulting expense during the six months ended June 30, 2007 and the year ended December 31, 2006, respectively, with respect to these awards.

On April 11, 2007, due to the decrease in the fair market value of the Company’s common stock, the Board of Directors approved a modification to the exercise price and vesting dates for all options outstanding to non-employees. On April 11, 2007, the exercise price of all options outstanding was decreased to $.15 per share and all outstanding options became fully exercisable on such date. The fair market value of the Company’s common stock on the date of modification was $.15 per share. The weighted-average grant date fair value of the modified options utilizing the original exercise prices was $.13 per share. The weighted-average grant date fair value of the modified options utilizing the modified exercise price was $.14 per share. Assumptions relating to the estimated fair value of these stock options on the date of modification, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.93%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 111.86%. The Company recorded $38,059 as consulting expense during the six months ended June 30, 2007 related to the incremental fair value and additional acceleration charge due to the modifications.

The Company accounts for its issuances of stock-based compensation to non-employees for services using the measurement date guidelines enumerated in SFAS 123R and EITF 96-18. Accordingly, the value of any awards that were vested and non forfeitable at their date of issuance were measured based on the fair value of the equity instruments at the date of issuance. The non-vested portion of awards that are subject to the future performance of the counterparty are adjusted at each reporting date to their fair values based upon the then current market value of the Company’s stock and other assumptions that management believes are reasonable. The Company believes that the fair value of the stock options issued to non-employees is more reliably measurable than the fair value of the services rendered. The fair value of the stock options granted was calculated using the Black-Scholes option pricing model as prescribed by SFAS 123R.

The expected term of stock options represents the contractual period of the stock options. The expected stock price volatility for the Company’s stock options was determined by examining the historical volatilities for industry peers and using an average of the historical volatilities of the Company’s industry peers as the Company did not have any trading history for the Company’s common stock. The Company will continue to analyze the historical stock price volatility as more historical data for the Company’s common stock becomes available. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The stock-based compensation expense will fluctuate as the fair market value of the common stock fluctuates. The weighted-average grant date fair value of options granted during the year ended December 31, 2006 and 2005 amounted to $1.49 and $1.01 per share, respectively.

A summary of non-employee stock option activity, for the six months ended June 30, 2007 (unaudited) and the years ended December 31, 2006 and 2005 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term	Aggregate Intrinsic Value
Balance at January 1, 2005	–	$–
Granted	2,247,472	1.00

Balance at December 31, 2005	2,247,472	1.00
Granted	479,000	1.91

Balance at December 31, 2006	2,726,472	1.16
Forfeited	(80,000)	2.20

Balance at June 30, 2007	2,646,472	$0.15	7.96	$–
Exercisable at June 30, 2007	2,646,472	$0.15	7.96	$–

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock at the time ($0.15) for stock options that are in-the-money as of June 30, 2007. At June 30, 2007, there was no intrinsic value with respect to options outstanding and options exercisable based on the fair value of the Company’s common stock at June 30, 2007 ($0.15 per share).

The Company issues new shares of common stock upon exercise of stock options.

NOTE 13 – SHARE-BASED PAYMENTS

2006 Stock Option and Incentive Plan
The 2006 Stock Option and Stock Incentive Plan (the “Plan”) became effective March 17, 2006. The purpose of the Company’s stock compensation plan is to enable the Company to attract, retain and motivate key employees, directors, consultants and advisors.  The Plan provides for the issuance of both incentive stock options (“ISO’s”) and non-qualified stock options (“NQO’s”). ISO’s may be granted only to employees of the Company and NQO’s may be granted to employees, directors, consultants and advisors. At June 30, 2007, the Company had reserved 5,000,000 shares of common stock for issuance under the Plan. As of June 30, 2007, an aggregate of 2,972,464 options have been granted under the Plan, leaving an aggregate of 2,027,536 shares available for future issuance.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

In accordance with the Plan, the stated exercise price shall not be less than 100% of the estimated fair market value of the common stock on the date of grant, as determined by the Board of Directors at the date of grant.

Options under the Plan are exercisable at such times and subject to such terms and conditions as the Board of Directors may specify in the applicable option agreement.  As of June 30, 2007, options issued under the Plan have a ten-year term and are fully exercisable.

The Company issues new shares of common stock upon exercise of stock options.

Stock Option Grants
On April 7, 2006, the Company granted options to purchase 1,229,000 shares of its common stock at an exercise price of $1.49 per share to certain employees. The fair value of the underlying common stock at the date of grant was $1.49 per share based upon the Company’s most recent equity financing. The options originally vested over a period of one to three years. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.90%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 127.18%.  The aggregate grant date fair value of the award amounted to $1,638,011. The Company recorded $395,637, $357,084 and $1,063,254 of compensation expense during the six months ended June 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On April 7, 2006, the Company granted options to purchase 1,513,000 shares of its common stock at an exercise price of $1.49 per share to certain employees. The fair value of the underlying common stock at the date of grant was $1.49 per share based upon the Company’s most recent equity financing. The options vested over a period of one year. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.15 per share.  Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.89%; expected dividend yield of zero percent; expected option life of five years; and current volatility of 127.18%.  The aggregate grant date fair value of the award amounted to $1,941,179.  The Company recorded $256,165, $1,248,359 and $1,710,239 of compensation expense during the six months ended June 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On June 6, 2006, the Company granted options to purchase 213,000 shares of its common stock at an exercise price of $1.49 per share to an employee. The fair value of the underlying common stock at the date of grant was $1.49 per share based upon the Company’s most recent equity financing. The options originally vested over a period of one year. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.95%; expected dividend yield of zero percent; expected option life of five years; and current volatility of

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

124.54%.  The aggregate grant date fair value of the award amounted to $270,404.  The Company recorded $61,360, $115,207 and $184,183 of compensation expense during the six months ended June 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On July 11, 2006, the Company granted options to purchase 82,500 shares of its common stock at an exercise price of $2.20 per share to certain employees.  The fair value of the underlying common stock at the date of grant was $2.20 per share based upon the Company’s most recent equity financing. The options originally vested over a period of one to three years. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 5.08%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 122.95%.  The aggregate grant date fair value of the award amounted to $160,698.  The Company recorded $45,938 of compensation expense during the year ended December 31, 2006.  No stock compensation expense was recorded for the six months ended June 30, 2007 related to these options as they were forfeited due to employee terminations on March 28, 2007.

On September 18, 2006, the Company granted options to purchase 50,000 shares of its common stock at an exercise price of $2.20 per share to an employee.  The fair value of the underlying common stock at the date of grant was $2.20 per share based upon the Company’s most recent equity financing. The options originally vested over a period of three months to one year. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.78%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 118.48%.  The aggregate grant date fair value of the award amounted to $95,735.  The Company recorded $11,967 and $49,862 of compensation expense during the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.

On November 22, 2006, the Company granted options to purchase 64,000 shares of its common stock at an exercise price of $2.20 per share to certain employees. The fair value of the

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

underlying common stock at the date of grant was $2.20 per share based upon the Company’s most recent equity financing. The options originally vested over a period of one to three years. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.15 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.57%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 115.82%. The aggregate grant date fair value of the award amounted to $121,178.  The Company recorded $17,434 and $18,103 of compensation expense during the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.

On November 22, 2006, the Company granted options to purchase 78,464 shares of its common stock at an exercise price of $2.20 per share to certain employees. The fair value of the underlying common stock at the date of grant was $2.20 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.57%; expected dividend yield of zero percent; expected option life of five years; and current volatility of 118.48%. The aggregate grant date fair value of the award amounted to $142,036. The Company recorded $4,236 and $142,036 of compensation expense during the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.

On April 11, 2007, due to the decrease in the fair market value of the Company’s common stock, the Board of Directors approved a modification to the exercise price and vesting dates for all options outstanding to employees. On April 11, 2007, the exercise price of all options outstanding was decreased to $.15 per share and all outstanding options became fully exercisable on such date. The fair market value of the Company’s common stock on the date of modification was $.15 per share. The weighted-average grant date fair value of the modified options utilizing the original exercise prices was $.08 per share. The weighted-average grant date fair value of the modified options utilizing the modified exercise price was $.12 per share. Assumptions relating to the estimated fair value of these stock options on the date of modification, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.66%; expected dividend yield of zero percent; expected option life of five and one-half years; and current volatility of 111.86%. The Company recorded $125,399 as compensation expense during the six months ended June 30, 2007 related to the incremental fair value and additional acceleration charge due to the modifications.

In March 2007, there were 257,500 options forfeited due to employee terminations.

Stock-Based Compensation
On January 1, 2006, the Company adopted SFAS 123R. SFAS 123R requires companies to estimate the fair value of share-based payment awards on the date of grant.  The value of stock options granted to employees and directors is estimated using an option-pricing model.  The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods.  The Company has selected the Black-Scholes option pricing model as its method of valuing share-based payments under SFAS 123R, which requires that compensation cost be recorded, as earned, for all unvested stock options outstanding as the beginning of the first quarter of adoption of SFAS 123R.  As the Company did not issue any employee share-based payments prior to January 1, 2006, there was no unrecognized compensation costs in any prior periods. Compensation expense is generally recognized on a straight-line basis over the remaining service period after the adoption date based on the options’ original estimate of fair values.

Stock-based compensation expense recognized in the Company’s consolidated statements of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 includes compensation expense for the share-based payment awards granted subsequent to December 31, 2005, based upon the grant date fair value estimated in accordance with the provisions of SFAS 123R.  The Company recognizes compensation expense for stock option awards on a straight-line basis over the requisite service period of the award.  As stock-based compensation expense recognized in the six months ended June 30, 2007 and the year ended December 31, 2006 is based upon awards ultimately expected to vest, it has been reduced for

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

estimated forfeitures.  SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The expected term of stock options represents the average period the stock options are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by SAB 107 for “plain vanilla” options. The Company used this approach as it did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected stock price volatility for the Company’s stock options for the six months ended June 30, 2007 and 2006 and the year ended December 31, 2006 was determined by examining the historical volatilities for industry peers for periods that meet or exceed the expected term of the options, using an average of the historical volatilities of the Company’s industry peers as the Company did not have any trading history for the Company’s common stock. The Company will continue to analyze the historical stock price volatility and expected term assumption as more historical data for the Company’s common stock becomes available. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

A summary of employee stock option activity for the six months ended June 30, 2007 (unaudited) and the year ended December 31, 2006 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term	Aggregate Intrinsic Value
Balance at January 1, 2006	–	$–
Granted	3,229,964	1.60

Balance at December 31, 2006	3,229,964	1.37
Forfeited	(257,500)	1.88

Balance at June 30, 2007	2,972,464	$0.16	8.37	$57,950
Exercisable at June 30, 2007	2,972,464	$0.16	8.37	$57,950

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock at the time ($0.15) for stock options that are in-the-money as of June 30, 2007.

The weighted-average grant date fair value of options granted during the year ended December 31, 2006 amounted to $1.31 per share. The weighted-average contractual term gives effect to employee terminations which, under the provisions of the Plan reduces the remaining life of such options to a period of 180 days following the respective dates of such terminations. Total compensation cost recognized for stock options granted to employees for the year ended December 31, 2006 amounted to $3,213,615.

During the year ended December 31, 2006, the Company did not modify any stock options granted to employees under share based arrangements. In addition, the Company did not capitalize the cost associated with stock based compensation awards nor have employees exercised any options during the year ended December 31, 2006.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 14 – RELATED PARTIES

Consulting Services and Purchase of Subsidiary
Effective January 1, 2005, the Company entered into a consulting agreement with Mark Taylor (the “Consulting Agreement”) pursuant to which Mr. Taylor provided the Company with consulting services related to computerized shipping system design and integration and carrier relationship services.  The terms of the Consulting Agreement required Mr. Taylor to provide a certain amount of consulting in return for an agreed upon amount of stock options to purchase the Company’s common stock.  The terms of the Consulting Agreement expired on June 30, 2005. In connection with the Consulting Agreement, Mr. Taylor was granted 78,972 options on June 30, 2005 with an exercise price of $1.00 per share and 33,500 options on December 15, 2005 with an exercise price of $1.30 per share. The Company recorded $114,224 as consulting expense during the year ended December 31, 2005 in connection with the Consulting Agreement.

Effective December 31, 2005, the Company acquired TSE in a merger transaction involving the issuance of 1,664,074 common shares to Mr. Taylor, the owner of TSE.  As of the closing date of the merger, Mr. Taylor became the CLO of RedRoller and a director of the Company.  Mr. Taylor continues to serve as the President of TSE, which operates as a wholly-owned subsidiary of RedRoller (see Note 4).

Option Agreement
The Company granted Robert Crowell, Chairman of the Board of Directors, non-qualified stock options to purchase 1,585,000 shares of common stock at an exercise price of $1.00 per share on March 28, 2005 pursuant to a Stock Option Agreement approved by the Board of Directors.  Mr. Crowell received this stock option grant in consideration of his efforts on behalf of the Company and for accepting the position of Chairman of the Board. The options granted were fully vested and exercisable on the date of grant and have a term of ten years from the date of grant. The Company recorded $1,541,096 as consulting expense during the year ended December 31, 2005 in connection with this agreement.

NOTE 15 – INCOME TAXES

The Company has the following net deferred tax assets at December 31, 2006 and 2005:

	2006	2005

Deferred tax asset
Net operating loss carryforward	$2,482,200	$401,700
Stock-based compensation	1,006,100	883,300
Depreciation	16,900	–
Total deferred tax assets	3,505,200	1,285,000
Less valuation allowance	(3,505,200)	(1,285,000)

Total net deferred tax asset	$–	$–

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The Company’s recorded income tax benefit, net of the change in the valuation allowance, for each of the presented is as follows:

	Years Ended December 31,
	2006	2005

Income tax benefit	$2,220,200	$1,285,000
Change in valuation allowance	(2,220,200)	(1,285,000)

Net income tax benefit	$–	$–

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2006 and 2005 is as follows:

	Years Ended December 31,
	2006		2005

Tax benefit at statutory rate	34.00%		34.00%
State income taxes, net of federal benefit	5.00%		5.00%
Stock–based compensation	(14.00%	)	0.00%
Other permanent differences	(0.19%	)	(0.69%	)
	24.81%		38.31%
Change in valuation allowance	(24.81%	)	(38.31%	)

Effective income tax rate	0.00%		0.00%

The Company and its subsidiary file consolidated federal and various state income tax returns in which the initial period of tax reporting for these entities occurred on December 31, 2005. As of December 31, 2006, the Company had net operating loss carryforwards of approximately $6,370,000 for tax purposes that will expire beginning 2025.

As described in Note 3, the Company adopted FIN 48 effective January 1, 2007. FIN 48 requires companies to recognize in their financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure.

Other than described below, management does not believe that the Company has any material uncertain tax position requiring recognition or measurement in accordance with the provisions of FIN 48. Accordingly, the adoption of FIN 48 did not have a material effect on the Company’s financial statements. The Company’s policy is to classify penalties and interest associated with uncertain tax positions, if required as a component of its income tax provision.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

 Utilization of the NOL carryforwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future as provided in Section 382 of the Internal Revenue Code of 1986, as well as similar state and foreign provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than fifty percentage points over a three-year period. Since its formation, the Company has raised capital through the issuance of convertible debt, preferred stock and capital stock which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in a change of control, as defined by Section 382, or could result in a change of control in the future upon subsequent disposition.

     The Company has initiated a study to assess whether a change in control has occurred or whether there have been multiple changes of control since the Company’s formation. If the Company has experienced a change of control at any time since its formation, utilization of NOL carryforwards would be subject to an annual limitation under Section 382. This annual limitation is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term tax-exempt rate, and could then be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the NOL  carryforwards before utilization. Until the study is completed and any limitation known, no amounts are being presented as an uncertain tax position. Interest and penalties related to uncertain tax positions will be reflected in income tax expense. As of June 30, 2007, the Company had not recorded any tax penalties or interest in its consolidated financial statements. All tax years since the Company’s inception remain subject to future examination by the major tax jurisdictions in which it is subject to tax.

NOTE 16 – DEFINED CONTRIBUTION PLAN

The Company has a savings plan available to substantially all salaried employees which is intended to qualify as a deferred compensation plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”).  Pursuant to the 401(k) Plan, employees may contribute up to maximum amount allowed by law. The Company at its sole discretion may from time to time make discretionary matching contributions and profit-sharing contributions as it deems advisable. For the six months ended June 30, 2007 and 2006, the Company made discretionary contributions of $11,902 and $0, respectively. For the years ended December 31, 2006 and 2005, the Company made discretionary contributions of $31,713 and $0, respectively. The Company did not make any profit-sharing contributions during the six months ended June 30, 2007 and 2006 and the years ended December 31, 2006 and 2005.

NOTE 17 – SUBSEQUENT EVENTS

Convertible Notes
In June 2007, the Company received proceeds of $750,000 in connection with convertible notes that were executed in July 2007. At June 30, 2007, the proceeds received, which were placed in an escrow account and released to the Company upon the closing of the note transaction, were classified as investor deposits. On July 5, 2007, the Company issued $750,000 of convertible notes bearing interest at the rate of .83% per month, to the investors in this transaction.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

On August 1, 2007, the Company issued $500,000 of convertible notes to two investors bearing interest at .83% per month. The notes were fully repaid on August 28, 2007, including accrued interest of $2,075.

On August 27, 2007, the Company issued $500,000 of convertible notes to various investors bearing interest at .83% per month.

The $1,250,000 convertible notes (the “Convertible Notes”) mature on December 31, 2007. The Convertible Notes are contingently convertible following the completion of a subsequent financing transaction at a conversion price equal to 75% of the per share price offered in such a transaction, if consummated.

The Convertible Notes are subject to automatic conversion upon the occurrence of certain events as defined, including (i) prior to any consolidation or merger of the Company with or into any public company (as that term is defined in the Convertible Notes), at a price per share equal to a 25% discount to the offering price of such common stock offered by the Company in conjunction with the merger or consolidation with the Company; (ii) in the event that the Convertible Notes are not paid in full within 90 days following the maturity date, the principal and accrued interest will convert into common stock of the Company as determined by multiplying (a) the number of shares of capital stock of the Company that is equal to 50.1% of the total number of issued and outstanding shares of capital stock of the Company as of the maturity date by the result of (b) the principal amount of the individual notes divided by the principal amount of all Convertible Notes.

The Company is in the process of evaluating the appropriate accounting treatment for the financial instruments.

Proposed Merger
The Company intends to enter into a Merger Agreement with Pubco pursuant to which Pubco would acquire all of the issued and outstanding shares of capital stock of the Company and, simultaneously therewith, RedRoller Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Acquisition Sub”), would merge with and into the Company with the Company as the surviving entity to the Merger and the Company’s shareholders and holders of non-qualified stock options owning a majority of the issued and outstanding common stock of Pubco. The Merger, if completed, would be accounted for as a reverse merger and recapitalization of the Company into Pubco. Pubco would simultaneously change its name to RedRoller Holdings, Inc. and would continue the Company’s operations. Simultaneously with the Merger, the Company also intends to initiate a Private Placement of up 2,352,941 units of Pubco whose common stock, par value $0.001 per share. The Company is attempting to raise a minimum of $6,000,000 of additional capital in this transaction. The Merger and Private Placement is expected to close on or about October 31, 2007.  The Company cannot provide any assurance that it will successfully raise any additional capital under this offering or that the Merger will be successful.

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Stock Options
In July and August 2007, the Company granted non-qualified options under the Plan to purchase 520,000 shares of the Company’s common stock with an exercise price of $.15 per share certain employees.

In July and August 2007, the Company granted non-qualified options outside of the Plan to purchase 4,820,000 shares of the Company’s common stock with an exercise price of $.15 per share certain employees and consultants.

In August 2007, the Company granted non-qualified options under the Plan to purchase 762,500 shares of the Company’s common stock with an exercise price of $.50 per share certain employees.

In August 2007, the Company granted non-qualified options outside of the Plan to purchase 450,000 shares of the Company’s common stock with an exercise price of $.50 per share a consultant.

The Company intends to compute the fair value of these awards using the Black-Scholes option pricing model with assumptions that have not yet been determined.

Operating Lease
In August 2007, the Company extended the operating lease on its Ann Arbor, MI facility. This lease was extended through July 2008 with rental payments of $1,000 per month. In addition, in August 2007, the Company entered into an operating lease in connection with the move of its headquarters to Stamford, CT. The lease commenced on October 1, 2007 and has a three year term with escalating rental payments beginning at $9,231 per month.

Federal Express Compatible Solutions Program
On September 28, 2007, the Company and FedEx Corp. (“FedEx”) signed a letter of agreement whereby the Company was certified and authorized to become a Custom Solutions Provider (“CSP”) for FedEx.

Notice of Waiver, Exercise and Release
On October 4, 2007, the Company and the B(2) note holders entered into a Notice of Exercise, Waiver and Release Agreement in which the B(2) note holders agreed to permanently waive their rights to the conversion to B(2) Preferred shares and agreed to convert them directly into common shares in anticipation of the Merger described in Note 2.  If the Merger does not occur by October 31, 2007, the note holders reserve the right to return the common shares and have the Company reissue to them new notes substantially equivalent to the terms and provisions of the original B(2) Notes described in Note 10.

Completion of Merger and Private Placement
On November 13, 2007, the Company merged with Acquisition Sub whereby 100% of the shares of capital stock of RedRoller were exchanged for 10,230,940 shares of common stock of Pubco. In addition, (i) all options to purchase shares of the Company’s common stock outstanding immediately prior to the Merger were replaced with corresponding new options to purchase shares of common stock in the successor enterprise with no other changes in the terms or conditions of the awards;

REDROLLER, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED) AND
THE YEARS ENDED DECEMBER 31, 2006 AND 2005

(ii) the current stockholders of Pubco retained 5,533,333 shares of common stock of Pubco; and (iii) the Acquisition Sub merged with and into the Company with the Company surviving the Merger.

As a result of the Merger, the former stockholders of the Company became the controlling stockholders of Pubco. Accordingly, the Merger is a reverse merger that will be accounted for as a recapitalization of the Company. Upon completion of the Merger, Pubco changed its name to RedRoller Holdings, Inc.

Simultaneous with the Merger, the Company completed a private placement offering of 1,764,706 units of Pubco. Each unit was sold at $3.40 and consists of four shares of common stock of Pubco and one five-year warrant to purchase one share of common stock of Pubco at an exercise price of $1.28 per share.